Exhibit 99.1

Janus Henderson Group plc Reports Third Quarter 2022 Results

●	Solid long-term investment performance, with 50%, 64%, 67%, and 75% of assets under management (‘AUM’) outperforming relevant benchmarks on a one-, three-, five-, and 10-year basis, respectively, as at 30 September 2022
●	AUM decreased 8% to US$274.6 billion compared to the prior quarter, due to market declines, US dollar appreciation, and net outflows
●	Net outflows of US$(5.8) billion primarily reflect market uncertainty and investment underperformance in key strategies
●	Third quarter 2022 diluted EPS of US$0.65, or US$0.61 on an adjusted basis
●	Board declared a quarterly dividend of US$0.39 per share
●	Strong balance sheet and cash generation with over US$1.0 billion in cash and cash equivalents and US$221.9 million of cash provided from operating activities in the third quarter 2022
●	Actioning US$40 million to US$45 million in gross run rate cost efficiencies expected to be realised by the end of 2023, which will be offset by investments in the business to drive growth

LONDON — Janus Henderson Group plc (NYSE/ASX: JHG; ‘Janus Henderson’, ‘JHG’, ‘the Group’, ‘the Company’) published its third quarter 2022 results for the period ended 30 September 2022.

Third quarter 2022 operating income was US$120.7 million compared to US$143.9 million in the second quarter 2022 and US$248.3 million in the third quarter 2021. Adjusted operating income, adjusted for one-time, acquisition and transaction related costs, was US$125.4 million in the third quarter 2022 compared to US$149.3 million in the second quarter 2022 and US$253.0 million in the third quarter 2021.

Third quarter 2022 diluted earnings per share of US$0.65 compared to US$0.571 in the second quarter 2022 and US$1.14 in the third quarter 2021. Adjusted diluted earnings per share of US$0.61 in the third quarter 2022 compared to US$0.63 in the second quarter 2022 and compared to US$1.16 in the third quarter 2021.

Ali Dibadj, Chief Executive Officer of Janus Henderson Group plc, stated:

“The world continues to be volatile, and this is when our clients, and their clients, need us. Janus Henderson’s investment insights, client-service, strong balance sheet, and stable foundation are keys to delivering superior financial outcomes for our clients. In this environment, we continue to control what we can control, looking keenly at expenses, increasing client outreach, and more broadly sharing our market perspectives.

“The work being done to reenergise the Company’s future strategy is well underway, and we believe the cost efficiencies announced today will provide the ‘Fuel for Growth’ to allow investment in the business, which we believe will improve our growth trajectory over time.”

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SUMMARY OF FINANCIAL RESULTS (unaudited) (in US$ millions, except per share data or as noted)

The Group presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (‘US GAAP’ or ‘GAAP’). However, JHG management evaluates the profitability of the Group and its ongoing operations using additional non-GAAP financial measures. Management uses these performance measures to evaluate the business, and adjusted values are consistent with internal management reporting. See ‘Reconciliation of non-GAAP financial information’ below for additional information.

	Three months ended
	30 Sep	30 Jun	30 Sep
	2022	2022	2021
GAAP basis:[1]
Revenue	512.9	555.5	687.4
Operating expenses	392.2	411.6	439.1
Operating income	120.7	143.9	248.3
Operating margin	23.5%	25.9%	36.1%
Net income attributable to JHG	107.6	96.2	196.8
Diluted earnings per share	0.65	0.57	1.14

Adjusted basis:
Revenue	394.2	427.7	545.3
Operating expenses	268.8	278.4	292.3
Operating income	125.4	149.3	253.0
Operating margin	31.8%	34.9%	46.4%
Net income attributable to JHG	101.1	104.9	199.5
Diluted earnings per share	0.61	0.63	1.16

1	Please see footnote to ‘Condensed consolidated statements of comprehensive income (unaudited)’ below for detail on the revision to ‘Net income attributable to JHG’ and ‘Diluted earnings per share’ on a GAAP basis for the three months ended 30 June 2022.

DIVIDEND AND SHARE BUYBACK

On 26 October 2022, the Board declared a third quarter dividend in respect of the three months ended 30 September 2022 of US$0.39 per share. Shareholders on the register on the record date of 7 November 2022 will be paid the dividend on 23 November 2022.

The Group did not purchase any of its ordinary shares on the New York Stock Exchange (‘NYSE’) or its CHESS Depositary Interests (‘CDIs’) on the Australian Securities Exchange (‘ASX’) in the third quarter as part of the US$200 million on-market buyback programme approved by the Board in May 2022.

AUM AND FLOWS (in US$ billions)

FX reflects movement in AUM resulting from changes in foreign currency rates as non-US$ denominated AUM is translated into US$. Redemptions include impact of client switches.

Total Group comparative AUM and flows

	Three months ended
	30 Sep	30 Jun	30 Sep
	2022	2022	2021
Opening AUM	299.7	361.0	427.6
Sales	11.4	16.4	16.0
Redemptions	(17.2)	(24.2)	(21.2)
Net sales / (redemptions)	(5.8)	(7.8)	(5.2)
Market / FX	(19.3)	(53.5)	(3.1)
Closing AUM	274.6	299.7	419.3

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Quarterly AUM and flows by capability

					Total excl
		Fixed			Quantitative	Quantitative
	Equities	Income	Multi-Asset	Alternatives	Equities	Equities	Total
AUM 30 Sep 2021	236.2	79.5	53.9	10.6	380.2	39.1	419.3
Sales	8.1	5.6	4.3	1.2	19.2	0.1	19.3
Redemptions	(11.3)	(5.5)	(2.2)	(1.2)	(20.2)	(4.3)	(24.5)
Net sales / (redemptions)	(3.2)	0.1	2.1	—	(1.0)	(4.2)	(5.2)
Market / FX	11.3	—	3.7	0.1	15.1	3.1	18.2
AUM 31 Dec 2021	244.3	79.6	59.7	10.7	394.3	38.0	432.3
Sales	8.5	6.0	2.3	0.9	17.7	0.2	17.9
Redemptions	(12.3)	(6.0)	(4.5)	(1.1)	(23.9)	(5.9)	(29.8)
Net sales / (redemptions)	(3.8)	—	(2.2)	(0.2)	(6.2)	(5.7)	(11.9)
Market / FX	(20.5)	(4.1)	(3.6)	(0.2)	(28.4)	(2.7)	(31.1)
Reclassifications and disposals[1]	1.3	—	—	—	1.3	(29.6)	(28.3)
AUM 31 Mar 2022	221.3	75.5	53.9	10.3	361.0	—	361.0
Sales	5.5	4.9	1.6	4.4	16.4	—	16.4
Redemptions	(11.3)	(8.2)	(2.5)	(2.2)	(24.2)	—	(24.2)
Net sales / (redemptions)	(5.8)	(3.3)	(0.9)	2.2	(7.8)	—	(7.8)
Market / FX	(38.5)	(7.7)	(6.5)	(0.8)	(53.5)	—	(53.5)
AUM 30 Jun 2022	177.0	64.5	46.5	11.7	299.7	—	299.7
Sales	4.8	4.4	1.5	0.7	11.4	—	11.4
Redemptions	(8.9)	(5.6)	(1.7)	(1.0)	(17.2)	—	(17.2)
Net sales / (redemptions)	(4.1)	(1.2)	(0.2)	(0.3)	(5.8)	—	(5.8)
Market / FX	(11.1)	(4.8)	(2.5)	(0.9)	(19.3)	—	(19.3)
AUM 30 Sep 2022	161.8	58.5	43.8	10.5	274.6	—	274.6

1	Disposals relate to the sale of Intech, and reclassifications relate to a reclassification of existing funds from Quantitative Equities to Equities.

Average AUM by capability

	Three months ended
	30 Sep	30 Jun	30 Sep
	2022	2022	2021
Equities	182.4	197.0	243.5
Fixed Income	63.7	68.8	80.9
Multi-Asset	47.5	49.5	54.9
Quantitative Equities	—	—	41.9
Alternatives	11.4	13.2	10.7
Total	305.0	328.5	431.9

INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (at 30 September 2022)

Capability	1-year	3-year	5-year	10-year
Equities	42%	50%	51%	64%
Fixed Income	43%	76%	89%	90%
Multi-Asset	94%	96%	96%	99%
Alternatives	29%	100%	100%	100%
Total	50%	64%	67%	75%

Outperformance is measured based on composite performance gross of fees vs primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees vs zero for absolute return strategies, (2) fund net of fees vs primary index, or (3) fund net of fees vs Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

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Cash management vehicles, ETF-enhanced beta strategies, Managed CDOs, Private Equity funds, and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Performance across all time periods excludes Intech, the sale of which was completed 31 March 2022. Excluded assets represent 5% of AUM as at 30 September 2022. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (at 30 September 2022)

Capability	1-year	3-year	5-year	10-year
Equities	61%	38%	71%	90%
Fixed Income	36%	61%	76%	85%
Multi-Asset	96%	92%	92%	96%
Alternatives	89%	95%	67%	100%
Total	66%	53%	76%	91%

Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (US Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs, and Australian Managed Investment Schemes. Performance across all time periods excludes Intech, the sale of which was completed 31 March 2022. The top two Morningstar quartiles represent funds in the top half of their category based on total return. For the 1-, 3-, 5-, and 10-year periods ending 30 September 2022, 54%, 53%, 60%, and 68% of the 189, 179, 174, and 152 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on ‘primary’ share class (Class I Shares, Institutional Shares or share class with longest history for US Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by Janus Henderson. © 2022 Morningstar, Inc. All Rights Reserved.

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FOURTH QUARTER AND FULL-YEAR 2022 RESULTS

Janus Henderson intends to publish its fourth quarter and full-year 2022 results on 2 February 2023.

THIRD QUARTER 2022 RESULTS BRIEFING INFORMATION

Chief Executive Officer Ali Dibadj and Chief Financial Officer Roger Thompson will present these results on 27 October 2022 on a conference call and webcast to be held at 8am EDT, 1pm BST, 11pm AEDT.

Those wishing to participate should call:

United Kingdom	0808 189 6484 (toll free)
United States	844 200 6205 (toll free)
Australia	02 7908 3093 (this is not toll free)
All other countries	+1 929 526 1599 (this is not toll free)
Conference ID	416605

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (ir.janushenderson.com).

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, multi-asset, and alternative asset class strategies.

At 30 September 2022, Janus Henderson had approximately US$275 billion in assets under management, more than 2,000 employees, and offices in 23 cities worldwide. Headquartered in London, the company is listed on the NYSE and the ASX.

Investor enquiries:	Media enquiries:
Jim Kurtz	Stephen Sobey
Head of Investor Relations +1 303 336 4529	Head of Media Relations +44 (0)20 7818 2523
jim.kurtz@janushenderson.com	stephen.sobey@janushenderson.com

Or

Investor Relations
investor.relations@janushenderson.com

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FINANCIAL DISCLOSURES

Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions, except per share data or as noted)	2022	2022	2021
Revenue:
Management fees	426.2	453.6	564.5
Performance fees	(13.2)	(3.4)	0.6
Shareowner servicing fees	54.0	56.3	67.6
Other revenue	45.9	49.0	54.7
Total revenue	512.9	555.5	687.4

Operating expenses:
Employee compensation and benefits	142.5	145.0	166.2
Long-term incentive plans	41.1	40.7	35.0
Distribution expenses	118.7	127.8	142.1
Investment administration	12.5	10.3	13.0
Marketing	5.6	7.8	7.5
General, administrative and occupancy	64.7	72.3	65.5
Depreciation and amortisation	7.1	7.7	9.8
Total operating expenses	392.2	411.6	439.1

Operating income	120.7	143.9	248.3

Interest expense	(3.1)	(3.2)	(3.2)
Investment gains (losses), net	11.0	(109.4)	4.7
Other non-operating income, net[1]	13.9	0.6	3.6
Income before taxes	142.5	31.9	253.4
Income tax provision	(27.9)	(36.7)	(53.3)
Net income (loss)	114.6	(4.8)	200.1
Net loss (income) attributable to noncontrolling interests	(7.0)	101.0	(3.3)
Net income attributable to JHG	107.6	96.2	196.8
Less: allocation of earnings to participating stock-based awards	(3.3)	(3.0)	(5.4)
Net income attributable to JHG common shareholders	104.3	93.2	191.4

Basic weighted-average shares outstanding (in millions)	160.5	161.9	167.1
Diluted weighted-average shares outstanding (in millions)	160.9	162.2	167.8

Diluted earnings per share (in US$)	0.65	0.57	1.14

1	In the second quarter of 2022, we identified a US$2.3 million error related to the accounting of accumulated other comprehensive income associated with the liquidation of certain entities. Foreign currency translation in accumulated other comprehensive income related to liquidated entities should have been reclassified to other non-operating income (expense), net, on our consolidated statement of comprehensive income in 2020.

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Reconciliation of non-GAAP financial information

In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components, as defined by the SEC. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may be different from non-GAAP financial measures used by other companies. We have provided a reconciliation of our non-GAAP components to the most directly comparable GAAP components. The following are reconciliations of US GAAP revenue, operating expenses, operating income, net income attributable to JHG, and diluted earnings per share to adjusted revenue, adjusted operating expenses, adjusted operating income, adjusted net income attributable to JHG, and adjusted diluted earnings per share.

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions, except per share data or as noted)	2022	2022	2021
Reconciliation of revenue to adjusted revenue
Revenue	512.9	555.5	687.4
Management fees[1]	(46.0)	(50.9)	(53.0)
Shareowner servicing fees[1]	(43.7)	(46.9)	(55.4)
Other revenue[1]	(29.0)	(30.0)	(33.7)
Adjusted revenue	394.2	427.7	545.3

Reconciliation of operating expenses to adjusted operating expenses
Operating expenses	392.2	411.6	439.1
Long-term incentive plans[2]	(2.4)	(3.6)	0.1
Distribution expenses[1]	(118.7)	(127.8)	(142.1)
General, administration and occupancy[2]	(1.7)	(1.1)	(2.9)
Depreciation and amortisation[3]	(0.6)	(0.7)	(1.9)
Adjusted operating expenses	268.8	278.4	292.3

Adjusted operating income	125.4	149.3	253.0

Operating margin	23.5%	25.9%	36.1%
Adjusted operating margin	31.8%	34.9%	46.4%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	107.6	96.2	196.8
Long-term incentive plans[2]	2.4	3.6	(0.1)
General, administration and occupancy[2]	1.7	1.1	2.9
Depreciation and amortisation[3]	0.6	0.7	1.9
Other non-operating income (expense), net[4]	(10.3)	3.0	(1.6)
Income tax benefit (provision)[5]	(0.9)	0.3	(0.4)
Adjusted net income attributable to JHG	101.1	104.9	199.5
Less: allocation of earnings to participating stock-based awards	(3.3)	(3.3)	(5.5)
Adjusted net income attributable to JHG common shareholders	97.8	101.6	194.0

Weighted-average diluted common shares outstanding – diluted (two class) (in millions)	160.9	162.2	167.8
Diluted earnings per share (two class) (in US$)	0.65	0.57	1.14
Adjusted diluted earnings per share (two class) (in US$)	0.61	0.63	1.16

1	JHG contracts with third-party intermediaries to distribute and service certain of its investment products. Fees for distribution and servicing related activities are either provided for separately in an investment product’s prospectus or are part of the management fee. Under both arrangements, the fees are collected by JHG and passed through to third-party intermediaries who are responsible for performing the applicable services. The majority of distribution and servicing fees collected by JHG are passed through to third-party intermediaries. JHG management believes that the deduction of distribution and service fees from revenue in the computation of adjusted revenue reflects the pass-through nature of these revenues. In certain arrangements, JHG performs the distribution and servicing activities and retains the applicable fees. Revenues for distribution and servicing activities performed by JHG are not deducted from GAAP revenue.
2	Adjustments for the three months ended 30 September 2022 and 30 June 2022 consist primarily of long-term incentive plan expense acceleration related to the departure of certain employees and rent expense for subleased office space. Adjustments for the three months ended 30 September 2021 consist primarily of rent expense for subleased office space. JHG management believes these costs do not represent our ongoing operations.

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3	Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognised at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortised on a straight-line basis over the expected life of the contracts. JHG management believes these non-cash and acquisition-related costs are not representative of the ongoing operations of the Group.
4	Adjustments for the three months ended 30 September 2022 and 30 June 2022 primarily relate to accumulated foreign currency translation expense related to liquidated JHG entities and rental income from subleased office space. Adjustments for the three months ended 30 September 2021 consist primarily of rental income from subleased office space. JHG management believes these costs are not representative of our ongoing operations.
5	The tax impact of the adjustments is calculated based on the applicable US or foreign statutory tax rate as it relates to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

Condensed consolidated balance sheets (unaudited)

	30 Sep	31 Dec
(in US$ millions)	2022	2021
Assets:
Cash and cash equivalents	1,022.9	1,107.3
Investment securities	284.1	451.4
Property, equipment and software, net	49.0	63.3
Intangible assets and goodwill, net	3,631.5	3,917.0
Assets of consolidated variable interest entities	239.7	264.3
Other assets	896.9	924.2
Total assets	6,124.1	6,727.5

Liabilities, redeemable noncontrolling interests and equity:
Long-term debt	308.2	310.4
Deferred tax liabilities, net	597.5	619.2
Liabilities of consolidated variable interest entities	5.1	2.6
Other liabilities	814.4	968.7
Redeemable noncontrolling interests	153.1	163.4
Total equity	4,245.8	4,663.2
Total liabilities, redeemable noncontrolling interests and equity	6,124.1	6,727.5

Condensed consolidated statements of cash flows (unaudited)

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions)	2022	2022	2021
Cash provided by (used for):
Operating activities	221.9	162.9	319.4
Investing activities	51.8	76.1	(222.9)
Financing activities	(64.5)	(135.9)	(112.9)
Effect of exchange rate changes	(47.2)	(42.8)	(16.3)
Net change during period	162.0	60.3	(32.7)

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STATUTORY DISCLOSURES

Associates and joint ventures

At 30 September 2022, the Group holds interests in the following associates and joint ventures managed through shareholder agreements with third party investors, accounted for under the equity method:

●	LongTail Alpha LLC ownership 20%

Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations, and cash flows of JHG in accordance with US GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10-Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson Group’s Annual Report on Form 10-K for the year ended 31 December 2021, on file with the SEC (Commission File No. 001-38103). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

Corporate governance principles and recommendations

In the opinion of the Directors, the financial records of the Group have been properly maintained, and the Condensed Consolidated Financial Statements comply with the appropriate accounting standards and give a true and fair view of the financial position and performance of the Group. This opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively.

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FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors, including, but not limited to, recent changes in interest rates and inflation, volatility, or disruption in financial markets, our investment performance as compared to third-party benchmarks or competitive products, redemptions and other withdrawals from the funds and accounts we manage, and other factors identified in Janus Henderson Group’s Annual Report on Form 10-K for the fiscal year ended 31 December 2021 and in other filings or furnishings made by the Company with the Securities and Exchange Commission from time to time (Commission File No. 001-38103), including those that appear under headings such as ‘Risk Factors’ and ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’. Many of these factors are beyond the control of JHG and its management. Any forward-looking statements contained in this document are as at the date on which such statements were made. Janus Henderson Group undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Annualised, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.

The information, statements, and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Mutual funds in the US are distributed by Janus Henderson Distributors US LLC.

Please consider the charges, risks, expenses, and investment objectives carefully before investing. For a US fund prospectus or, if available, a summary prospectus containing this and other information, please contact your investment professional or call 800.668.0434. Read it carefully before you invest or send money.

Janus Henderson is a trademark of Janus Henderson Group plc or one of its subsidiaries.

© Janus Henderson Group plc.

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